ASSIGNMENT
OF
PROMISSORY NOTE AND SECURITY AGREEMENT

This Assignment of Promissory Note and Security Agreement ("Assignment") is made effective October 19, 2006 (the "Effective Date") by and between MARTI D. LUNDY ("Assignor"), and MH FINANCIAL ASSOCIATES, LLC, an Oregon limited liability company ("Assignee").

RECITALS:

A. Assignor is the holder of that certain Promissory Note made by microHelix, Inc. ("microHelix") in the face amount of $1,250,000 and dated April 8, 2005, as amended July 29, 2005, August 5, 2005, November 18, 2005, January 3, 2006, May 18, 2006 and August 8, 2006 (the "Note"). A copy of the Note, together with amendments, is attached hereto as **Exhibit A**.

B. The Note is secured by a Security Agreement between Assignor, microHelix and Moore Electronics, Inc. dated April 8, 2005 (the "Security Agreement"), a copy of which is attached hereto as **Exhibit B**.

C. For good and valuable consideration, Assignor wishes to transfer all of Assignor's right, title and interest in and to the Note and the Security Agreement (collectively the "Obligation Documents") to Assignee.

AGREEMENT:

1. Assignment and Acceptance. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor's right, title, and interest in and to the Obligation Documents. Assignee hereby accepts the assignment of the Obligation Documents by Assignor.

2. Purchase Price; Payment. The purchase price for this Assignment is the sum of $900,000 (the "Purchase Price"). The entire Purchase Price shall be paid in immediately available funds at Closing as set forth in Section 3.

3. Closing. Closing shall occur simultaneously with the execution of this Assignment at the offices of Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW 5th Avenue, Portland OR 97204, or at such other place as the parties may agree. At Closing, Assignor shall deliver to Assignee the original Note and Security Agreement, together with all amendments thereto.

4. Representations and Warranties of Assignor. Assignor makes the following representations and warranties to Assignee:

4.1 The Obligation Documents are bona fide and were executed by the persons whose signatures appear thereon. Assignor owns all right, title and interest in the Obligation Documents and has the right to enter into this Assignment.

4.2 The Obligation Documents have not been amended or modified in any way except as reflected in the copies attached hereto, and the Obligation Documents are in full force and effect.

4.3 As of the Effective Date, the balance due under the Note is not less than $1,028,982, with no accrued interest. Interest has been paid by microHelix through and including the Effective Date, with the current installment payment due from microHelix to Assignor paid by microHelix to Assignor immediately prior to the Closing of this Assignment.

4.4 Subject to the foregoing installment payment by microHelix to Assignor immediately prior to Closing, as of the Effective Date, microHelix is in full compliance with all of its obligations under the terms of the Obligation Documents, including but not limited to payment of all amounts and charges due under the terms of the Obligation Documents through the Effective Date.

4.5 Assignor has not agreed to subordinate its interest under the Obligation Documents except in favor of BFI Business Finance, pursuant to the agreements attached hereto as **Exhibit** C, and in favor of VenCore Solutions LLC, pursuant to the agreement attached hereto as **Exhibit D**.

Assignor understands and agrees that Assignee is relying on all representations and warranties made herein and that, regardless of any investigation made by Assignee, all such representations and warranties will survive this Assignment by 90 days.

5. <u>Assignee's Representations and Warranties</u>.

5.1 Assignee is acquiring the Obligation Documents for investment and for Assignee's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Assignee has no present intention of selling, granting any participation in, or otherwise distributing the Obligation Documents. Assignee represents that Assignee does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or sell participations to such person or to any third person with respect to the Obligation Documents.

5.2 Assignee is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

5.3 Assignee has full power and authority to enter into this Assignment. This Assignment constitutes Assignee's valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.4 Assignee has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in microHelix and is able to bear the economic risks of an investment in the Obligation Documents for an indefinite period of time and to withstand a complete loss of such investment. Assignee also represents that it has not been organized for the purpose of acquiring the Obligation Documents.

5.5 Assignee has had an opportunity to meet with Assignor and with officers of microHelix, has had an opportunity to ask questions and receive answers concerning the business, properties, prospects, and financial condition of microHelix and the terms and conditions of an investment in microHelix, and has received all information (including projections about microHelix) that Assignee believes is necessary or desirable in connection with an investment in microHelix. Assignee understands that any projections that it has received are based on numerous important assumptions and that some or all of such assumptions will likely prove to be incorrect and, accordingly, the actual results of microHelix will vary from the projections and such variations may be material. Assignee has been solely responsible for Assignee's own due diligence investigation of microHelix and its business, for analysis of the merits and risks of the investment made pursuant to this Assignment, and for analysis of the terms of the investment.

5.6 Assignee acknowledges that microHelix can be expected to sustain operating losses and will need significant additional capital to be successful, which capital may not be available readily, and that there is no assurance that microHelix's products or services will be successfully developed or marketed or that microHelix will be able to meet its projected goals. Accordingly, Assignee understands that an investment in the Obligation Documents involves a high degree of risk.

5.7 Neither Assignor nor the officers, agents, or employees of microHelix have made any representations or warranties that are inconsistent with this Assignment.

Assignee understands and agrees that Assignor is relying on all representations and warranties made in this Section 5 and that, regardless of any investigation made by Assignee, all such representations and warranties will survive this Assignment by 90 days.

6. Future Payments. Following the Closing, Assignee will have the right to notify microHelix to make future payments under the Obligation Documents directly to Assignee and Assignor shall provide any confirmation requested by microHelix. microHelix is hereby authorized and directed to recognize the rights of Assignee. Assignor shall not solicit any additional payments from microHelix under the Obligation Documents. If Assignor nevertheless has or comes into possession of any payments from MicroHelix under the Obligation Documents and after the Effective Date, then Assignor will immediately remit them to Assignee and until remitted will hold them in trust for Assignee.

7. Additional Documents. The parties will sign and deliver such additional documents and take such further actions, including filing assignments of UCC financing statements to Assignee, as may be reasonably requested by Assignee to further effect and evidence this Assignment. Assignor expressly authorizes Assignee to prepare and record on Assignor's behalf any UCC financing statements deemed necessary to evidence the terms and conditions contained herein.

8. Attorney Fees. If any party to this Assignment breaches any term of this Assignment, the other party shall be entitled to recover all costs and expenses, including reasonable attorney fees, incurred to enforce the terms of this Assignment, whether or not suit is filed, including such costs or fees as may be awarded at trial, in arbitration, or in bankruptcy proceedings, and in any appeal of such suit or action.

9. Successors and Assigns. This Assignment shall be binding on and inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

10. Time of Essence. Time is of the essence for each and every provision of this Assignment.

11. Entire Agreement. This Assignment sets forth the understanding of the parties with respect to the subject matter of this Assignment and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter. This Assignment may be amended only by an instrument or writing executed by all of the parties hereto.

12. Governing Law; Venue. This Assignment will be governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Assignment. Venue for any dispute or litigation arising out of this Assignment shall be in the courts of Multnomah County, Oregon regardless of any change in the residence of a party hereafter.

13. Execution and Counterparts. This Assignment may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Assignment shall not be effective unless both Assignor and Assignee execute this Assignment.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first above written.

ASSIGNOR:

Mark D. Lundy

ASSIGNEE:

MH FINANCIAL ASSOCIATES, LLC
By: Aequitas Capital Management, Inc., its Manager

By: ______________________
Robert J. Jesenik, CEO

CONSENT TO ASSIGNMENT

The undersigned hereby consent and agree to all provisions of this Assignment.

microHelix, Inc.

By: ______________________
Tyram H. Pettit, President and CEO

Moore Electronics, Inc.

By: ______________________
Tyram H. Pettit, President and CEO

9. Successors and Assigns. This Assignment shall be binding on and inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

10. Time of Essence. Time is of the essence for each and every provision of this Assignment.

11. Entire Agreement. This Assignment sets forth the understanding of the parties with respect to the subject matter of this Assignment and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter. This Assignment may be amended only by an instrument or writing executed by all of the parties hereto.

12. Governing Law; Venue. This Assignment will be governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Assignment. Venue for any dispute or litigation arising out of this Assignment shall be in the courts of Multnomah County, Oregon regardless of any change in the residence of a party hereafter.

13. Execution and Counterparts. This Assignment may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Assignment shall not be effective unless both Assignor and Assignee execute this Assignment.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first above written.

ASSIGNOR:	ASSIGNEE:
	MH FINANCIAL ASSOCIATES, LLC By: Aequitas Capital Management, Inc., its Manager
______________________ Marti D. Lundy	By: ______________________ Robert J. Jesenik, CEO

CONSENT TO ASSIGNMENT

The undersigned hereby consent and agree to all provisions of this Assignment.

microHelix, Inc.	Moore Electronics, Inc.
By: ______________________ Tyram H. Pettit, President and CEO	By: ______________________ Tyram H. Pettit, President and CEO

EXHIBIT A

Promissory Note

[see attached]

ADDENDUM TO PROMISSORY NOTE

THIS ADDENDUM TO PROMISSORY NOTE (this " Addendum") is dated August 8, 2006, between MICROHELIX, INC., an Oregon corporation (the "Borrower"), and MARTI D. LUNDY (the "Lender").

A. Borrower made a Promissory Note dated April 8, 2005 (the "Note") in favor of the Lender in the principal amount of $1,250,000.00; and

B. The parties desire to amend the Note pursuant to the terms of this Addendum.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Continuing Effectiveness. Except as modified herein, all of the terms, conditions, covenants, and restrictions set forth in the Note shall remain in full force and effect among the parties.

2. Payment. Section 1 of the Note shall be amended in its entirety to read as follows: "Subject to the terms and conditions of this Note, Borrower promises to pay to the order of Lender the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), together with interest on the unpaid principal mount from the date of this Note. The first six payments are due on May 8, 2005, June 8, 2005, July 8, 2005, August 8, 2005, September 8, 2005, and October 8, 2005, and these payments shall be interest-only payments in the amount of $10,416.67 each. A payment in the amount of $23,482.16 each shall be due on November 8, 2005, December 8, 2005, January 8, 2006, February 8, 2006, March 8, 2006, April 8, 2006, May 8, 2006, June 8, 2006, July 8, 2006, August 8, 2006 and September 8, 2006 that includes an interest payment of $10,417.67 and a principal payment of $13,064.49. A payment in the amount of $43,482.16 shall be due beginning October 8, 2006 and subsequent payments of $43,482.16 each are due on the eight day of each following month until April 8, 2008, at which time the unpaid principal amount, together with accrued interest is due in its entirety." Section 1 of the Note as amended herein shall remain in full force and effect among the parties.

BORROWER:

MICROHELIX, INC., an Oregon corporation

By: ______________________

Title: PRESIDENT & CEO

LENDER:

____

Marti D. Lundy

C:\Documents and Settings\...\My Documents\Financial Reports & Filings 2011-2006\2006 Fiscal Year - ...\Marti Lundy 2006\...Note 5th Amendment 080806.doc

ADDENDUM TO PROMISSORY NOTE

THIS ADDENDUM TO PROMISSORY NOTE (this " Addendum") is dated May 18, 2006, between MICROHELIX, INC., an Oregon corporation (the "Borrower"), and MARTI D. LUNDY (the "Lender").

A. Borrower made a Promissory Note dated April 8, 2005 (the "Note") in favor of the Lender in the principal amount of $1,250,000.00; and

B. The parties desire to amend the Note pursuant to the terms of this Addendum.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Continuing Effectiveness. Except as modified herein, all of the terms, conditions, covenants, and restrictions set forth in the Note shall remain in full force and effect among the parties.

2. Payment. Section 1 of the Note shall be amended in its entirety to read as follows: "Subject to the terms and conditions of this Note, Borrower promises to pay to the order of Lender the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), together with interest on the unpaid principal mount from the date of this Note. The first six payments are due on May 8, 2005, June 8, 2005, July 8, 2005, August 8, 2005, September 8, 2005, and October 8, 2005, and these payments shall be interest-only payments in the amount of $10,416.67 each. A payment in the amount of $23,482.16 each shall be due on November 8, 2005, December 8, 2005, January 8, 2006, February 8, 2006, March 8, 2006, April 8, 2006, May 8, 2006, June 8, 2006 and July 8, 2006 that includes an interest payment of $10,417.67 and a principal payment of $13,064.49. A payment in the amount of $43,482.16 shall be due beginning August 8, 2006 and subsequent payments of $43,482.16 each are due on the eight day of each following month until April 8, 2008, at which time the unpaid principal amount, together with accrued interest is due in its entirety." Section 1 of the Note as amended herein shall remain in full force and effect among the parties.

BORROWER:

MICROHELIX, INC., an Oregon corporation

By: [signature]

Title: PRESIDENT & CEO

LENDER:

[signature]

Marti D. Lundy

ADDENDUM TO PROMISSORY NOTE

THIS ADDENDUM TO PROMISSORY NOTE (this " Addendum") is dated January 3, 2006, between MICROHELIX, INC., an Oregon corporation (the "Borrower"), and MARTI D. LUNDY (the "Lender").

A. Borrower made a Promissory Note dated April 8, 2005 (the "Note") in favor of the Lender in the principal amount of $1,250,000.00; and

B. The parties desire to amend the Note pursuant to the terms of this Addendum.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Continuing Effectiveness. Except as modified herein, all of the terms, conditions, covenants, and restrictions set forth in the Note shall remain in full force and effect among the parties.

2. Payment. Section 1 of the Note shall be amended in its entirety to read as follows: "Subject to the terms and conditions of this Note, Borrower promises to pay to the order of Lender the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), together with interest on the unpaid principal mount from the date of this Note. The first six payments are due on May 8, 2005, June 8, 2005, July 8, 2005, August 8, 2005, September 8, 2005, and October 8, 2005, and these payments shall be interest-only payments in the amount of $10,416.67 each. A payment in the amount of $23,482.16 each shall be due on November 8, 2005, December 8, 2005, January 8, 2006, February 8, 2006, March 8, 2006 and April 8, 2006 that includes an interest payment of $10,417.67 and a principal payment of $13,064.49. A payment in the amount of $43,482.16 shall be due beginning May 8, 2006 and subsequent payments of $43,482.16 each are due on the eight day of each following month until April 8, 2008, at which time the unpaid principal amount, together with accrued interest is due in its entirety." Section 1 of the Note as amended herein shall remain in full force and effect among the parties.

BORROWER:

MICROHELIX, INC., an Oregon corporation

By: ______________________

Title: President & CEO

LENDER:

____

Marti D. Lundy

ADDENDUM TO PROMISSORY NOTE

THIS ADDENDUM TO PROMISSORY NOTE (this " Addendum") is dated November 18, 2005, between MICROHELIX, INC., an Oregon corporation (the "Borrower"), and MARTI D. LUNDY (the "Lender").

A. Borrower made a Promissory Note dated April 8, 2005 (the "Note") in favor of the Lender in the principal amount of $1,250,000.00; and

B. The parties desire to amend the Note pursuant to the terms of this Addendum.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Continuing Effectiveness. Except as modified herein, all of the terms, conditions, covenants, and restrictions set forth in the Note shall remain in full force and effect among the parties.

2. Payment. Section 1 of the Note shall be amended in its entirety to read as follows: "Subject to the terms and conditions of this Note, Borrower promises to pay to the order of Lender the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), together with interest on the unpaid principal mount from the date of this Note. The first six payments are due on May 8, 2005, June 8, 2005, July 8, 2005, August 8, 2005, September 8, 2005, and October 8, 2005, and these payments shall be interest-only payments in the amount of $10,416.67 each. A payment in the amount of $23,482.16 each shall be due on November 8, 2005 and December 8, 2005 that includes an interest payment of $10,417.67 and a principal payment of $13,064.49. A payment in the amount of $43,482.16 shall be due on January 8, 2006 and subsequent payments of $43,482.16 each are due on the eight day of each following month until April 8, 2008, at which time the unpaid principal amount, together with accrued interest is due in its entirety." Section 1 of the Note as amended herein shall remain in full force and effect among the parties.

BORROWER:

MICROHELIX, INC., an Oregon corporation

By: [signature]

Title: President & CEO

LENDER:

[signature]

Marti D. Lundy

C:\Documents and Settings\...\My Documents\M&A and Financing 2004-05\MHX\Lundy Note\Prom Note-2nd Amendment 111805.doc

ADDENDUM TO PROMISSORY NOTE

THIS ADDENDUM TO PROMISSORY NOTE (this " Addendum") is dated August 5, 2005, between MICROHELIX, INC., an Oregon corporation (the "Borrower"), and MARTI D. LUNDY (the "Lender").

A. Borrower made a Promissory Note dated April 8, 2005 (the "Note") in favor of the Lender in the principal amount of $1,250,000.00; and

B. The parties desire to amend the Note pursuant to the terms of this Addendum.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Continuing Effectiveness. Except as modified herein, all of the terms, conditions, covenants, and restrictions set forth in the Note shall remain in full force and effect among the parties.

2. Payment. The second sentence of Section 1 of the Note shall be amended to read as follows: "The first six payments are due on May 8, 2005, June 8, 2005, July 8, 2005, August 8, 2005, September 8, 2005, and October 8, 2005, and these payments shall be interest-only payments in the amount of $10,416.67 each." Except as modified in the preceding sentence, Section 1 of the Note shall remain in full force and effect among the parties.

BORROWER:

MICROHELIX, INC., an Oregon corporation

By: ______________________

Title: PRESIDENT + CEO

LENDER:

____

Marti D. Lundy

ADDENDUM TO PROMISSORY NOTE

THIS ADDENDUM TO PROMISSORY NOTE (this " Addendum") is dated July 29, 2005, between MICROHELIX, INC., an Oregon corporation (the "Borrower"), and MARTI D. LUNDY (the "Lender").

A. Borrower made a Promissory Note dated April 8, 2005 (the "Note") in favor of the Lender in the principal amount of $1,250,000.00; and

B. The parties desire to amend the Note pursuant to the terms of this Addendum.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Continuing Effectiveness. Except as modified herein, all of the terms, conditions, covenants, and restrictions set forth in the Note shall remain in full force and effect among the parties.

2. Payment. The second sentence of Section 1 of the Note shall be amended to read as follows: "The first six payments are due on May 8, 2005, June 8, 2005, July 8, 2005, August 8, 2005, September 8, 2005, and October 8, 2005, and these payments shall be interest-only payments in the amount of $10,416.67 each." Except as modified in the preceding sentence, Section 1 of the Note shall remain in full force and effect among the parties.

BORROWER:

MICROHELIX, INC., an Oregon corporation

By: ____________________

Title: PRESIDENT + CEO

LENDER:

____

Marti D. Lundy

PROMISSORY NOTE

$1,250,000.00 April 8, 2005

THIS PROMISSORY NOTE (the "Note") is made by MICROHELIX, INC., an Oregon corporation (the "Borrower"), in favor of MARTI D. LUNDY (the "Lender").

1. Payment. Subject to the terms and conditions of this Note, Borrower promises to pay to the order of Lender the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00), together with interest on the unpaid principal amount from the date of this Note. The first three payments are due on May 8, 2005, June 8, 2005 and July 8, 2005 and these shall be interest only payments in the amount of $10,416.67 each. A payment in the amount of $43,482.16 shall be due on August 8, 2005, and subsequent payments of $43,482.16 each are due on the eighth day of each following month until April 8, 2008, at which time the unpaid principal amount, together with accrued interest, is due in its entirety.

2. Interest Rate.

(a) Unless and until an Event of Default under this Note occurs, Borrower will pay interest on the unpaid principal amount at an annual rate of ten percent (10%).

(b) On and after an Event of Default under this Note all accrued interest will become part of the unpaid principal amount; and

(c) Interest will be computed on the basis of a 360-day year.

3. Place of Payments. All payments under this Note will be made to Lender at 8970 SW Leslie Street, Tigard, OR, 97223 or any other address that Lender may designate by written notice to Borrower. In the event of a change in control of the Borrower, or if Borrower receives additional equity financing following the date hereof of not less than $2,000,000.00, then the unpaid balance of this Note shall be paid in full. For purposes of this section, a change in control shall mean a change of more than fifty percent (50%) of the voting control of Borrower.

4. Application of Payments. All payments under this Note will apply first to any costs and expenses due to Lender, then to accrued interest to date of payment, and then to the unpaid principal amount.

5. Prepayments. Borrower may prepay a part or all of the unpaid principal amount at any time. Excess payments or prepayments will not be credited as future scheduled payments required by this Note.

6. Security. The obligations of Borrower under this Note are secured by the Security Agreement of even date herewith made by Borrower in favor of Lender (the "Lender Security Agreement").

7. Subordination. Lender hereby subordinates the indebtedness of Borrower to Lender under this Note to all of the indebtedness of Borrower to the holders of the Superior Encumbrances (as such term is defined in the Lender Security Agreement) pursuant to those certain subordination agreements dated on or about the date of this Note among Borrower, Lender, BFI Business Finance and VenCore Solutions, LLC (the "Subordination Agreements") and those certain intercreditor agreements dated on or about the date of this Note between Borrower, BFI Business Finance and VenCore Solutions, LLC (the "Intercreditor Agreements"). Borrower acknowledges that Lender's subordination agreement with VenCore Solutions, LLC shall be limited to $200,000.

8. Events of Default. Each of the following is an event of default (an "Event of Default") under this Note:

(a) Borrower fails to make any payment required by this Note within ten (10) days after written notice from Lender that it is due;

(b) Borrower fails to perform any obligation under this Note within thirty (30) days after notice from Lender specifying the Event of Default or, if the Event of Default cannot be cured within such thirty (30) day period, Borrower fails to commence and pursue curative action with reasonable diligence;

(c) An event of default occurs under the Lender Security Agreement.

(d) Borrower voluntarily dissolves or ceases to exist, or any final and nonappealable order or judgment is entered against Borrower ordering its dissolution;

(e) Borrower fails to pay, or admits in writing an inability to pay, Borrower's debts as they become due, or makes a general assignment for the benefit of creditors;

(f) A proceeding with respect to Borrower is commenced under any applicable law for the benefit of creditors, including but not limited to any bankruptcy or insolvency law, or an order for the appointment of a receiver, liquidator, trustee, custodian, or other officer having similar powers over Borrower is entered, and such proceeding or order continues or remains in effect for more than sixty (60) days; or

(g) An event of default occurs under any agreement evidencing, guaranteeing, or securing any Superior Encumbrance, as a result of which the debt underlying such Superior Encumbrance will have become due prior to its stated maturity.

9. Remedies. On and after an Event of Default under this Note, Lender may exercise the following remedies, which are cumulative and which may be exercised singularly or concurrently, but all of which remain subject to the terms and conditions of the Subordination Agreements, of the Intercreditor Agreements and of Borrower's offset rights under Section 18 of this Note:

(a) The right to accelerate the due date under this Note so that the unpaid principal amount, together with accrued interest, is immediately due in its entirety;

(b) Any remedy available to Lender under the Lender Security Agreement securing the performance of the obligations of Borrower under this Note; and

(c) Any other remedy available to Lender at law or in equity.

10. Time of Essence. Time is of the essence with respect to all dates and time periods in this Note.

11. Amendment. This Note may be amended only by a written document signed by the party against whom enforcement is sought.

12. Waiver.

(a) Borrower waives demand, presentment for payment, notice of dishonor or nonpayment, protest, notice of protest, and lack of diligence in collection, and agrees that Lender may extend or postpone the due date of any payment required by this Note without affecting Borrower's liability.

(b) No waiver will be binding on Lender unless it is in writing and signed by Lender. Lender's waiver of a breach of a provision of this Note will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision.

13. Severability. If a provision of this Note is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Note will not be impaired.

14. Governing Law. This Note is governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Note.

15. Venue. Any action or proceeding arising out of this Note will be resolved in accordance with Section 11.10 of the Merger Agreement (defined below).

16. Attorney's Fees. If any suit or action is instituted to interpret, enforce, or rescind this Note, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party's reasonable attorney's fees and other fees, costs, and expenses of every kind, including but not limited to the costs and disbursements specified in ORCP 68 A(2), incurred in connection with the litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the court.

17. Costs and Expenses. If an event of default under this Note occurs and Lender does not institute any litigation, Borrower will pay to Lender, upon Lender's demand, all reasonable costs and expenses, including but not limited to attorney's fees and collection fees, incurred by Lender in attempting to collect the indebtedness evidenced by this Note.

18. Offset Rights. Borrower has the right to offset outstanding principal and unpaid interest under this Note pursuant to the terms and conditions of that certain Merger Agreement dated as of the date of this Note among Borrower, Lender, Moore Electronics, Inc. and the other parties thereto (the "Merger Agreement").

BORROWER:

MICROHELIX, INC., an Oregon corporation

By: ______________________

Title: PRESIDENT & CEO

LENDER:

____

Marti D. Lundy

0921:0\00008\615789 V003

EXHIBIT B

Security Agreement

[see attached]

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement") is entered into effective April 8, 2005, by and among MARTI D. LUNDY (the "Secured Party"), MICROHELIX, INC., an Oregon corporation (the "MHLX"), and MOORE ELECTRONICS, INC., an Oregon corporation ("MEI"). MEI is a wholly-owned subsidiary of MHLX. MEI and MHLX are referred individually and together in this Agreement, as the context requires, as "Debtor".

1. Definitions.

a. Capitalized Terms. Unless defined elsewhere in this Agreement, capitalized terms used in this Agreement will have the following meanings ascribed to them:

"Collateral" means all property of Debtor, whether now or hereafter owned, existing, acquired, or arising and wherever now or hereafter located, including but not limited to:

i. all accounts and all goods whose sale, lease, or other disposition by Debtor has given rise to accounts and have been returned to, or repossessed, or stopped in transit by, Debtor;

ii. all chattel paper, instruments, documents, and general intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits, and rights to indemnification);

iii. all inventory;

iv. all goods (other than inventory), including without limitation, equipment, vehicles, and fixtures;

v. all investment property;

vi. all deposit accounts, bank accounts, deposits, and cash;

vii. all letter-of-credit rights; and

viii. all additions and accessions to, substitutions for, and replacements, products, and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Debtor's books and records relating to any of the foregoing.

"Encumbrance" means any lien, mortgage, pledge, security interest, or other encumbrance.

"Event of Default" means any event specified in Section 6.a.

"Obligations" means all present and future obligations of any kind owed by MHLX to Secured Party arising out of:

i. The Promissory Note dated of even date herewith, in the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) made by MHXL or in favor of Security Party (the "Note"); and

ii. This Agreement.

"Permitted Encumbrances" means:

i. Encumbrances in favor of those certain secured lenders set forth on Schedule I (the "Superior Encumbrances").

ii. Encumbrances in favor of Secured Party;

ii. Encumbrances arising by operation of law for taxes, assessments, or government charges not yet due;

iii. Statutory or common law Encumbrances in favor of carriers, warehousemen, mechanics and material men for services or materials arising in the ordinary course of Debtor's business for which payment is not yet due;

iv. Nonconsensual Encumbrances incurred or deposits made in the ordinary course of Debtor's business for workers' compensation and unemployment insurance and other types of social security;

v. Purchase money liens and statutory or common law Encumbrances to secure obligations to landlords, lessors or renters under leases or rental agreements that are not past due or in default; and

vi. Other immaterial Encumbrances arising in the ordinary course of Debtor's business and not incurred in connection with the borrowing of money.

b. UCC Terms. Unless the context clearly indicates otherwise, terms used in this Agreement that are defined in the Uniform Commercial Code in effect in the State of Oregon will have the meanings ascribed to them in the Uniform Commercial Code in effect in the State of Oregon. The term "instrument" will have the meaning ascribed to it in ORS Chapter 79 rather than ORS Chapter 73.

2. Security Interest.

a. Grant. As security for the full and prompt payment and performance of the Obligations, Debtor grants Secured Party a security interest in the Collateral.

b. Perfection.

i. Debtor authorizes Secured Party to file all financing statements that Secured Party deems reasonably necessary to perfect and continue Secured Party's security interest in the Collateral. Debtor authorizes Secured Party to indicate on each financing statement that the financing statement covers all assets or all personal property of Debtor.

ii. Upon Secured Party's request, Debtor will take any other actions that Secured Party deems reasonably necessary to perfect and continue Secured Party's security interest in the Collateral.

c. Termination. Upon Debtor's request after the full payment and performance of the Obligations, Secured Party will promptly take all actions reasonably necessary to terminate Secured Party's security interest in the Collateral.

3. Representations and Warranties of Debtor. Debtor represents and warrants to Secured Party as follows:

a. Authority. Debtor has full power and authority to sign and deliver this Agreement and to perform all of Debtor's obligations under this Agreement.

b. Binding Obligation. This Agreement is the legal, valid, and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

c. No Conflicts. The signing and delivery of this Agreement by Debtor and the performance by Debtor of all of Debtor's obligations under this Agreement will not:

i. Conflict with Debtor's Articles of Incorporation or Bylaws;

ii. Breach any agreement to which Debtor is a party or give any person the right to accelerate any obligation of Debtor;

iii. Violate any law, judgment, or order to which Debtor is subject; or

iv. Require the consent, authorization, or approval of any person, including but not limited to any governmental body.

d. Ownership. Debtor has good title to the Collateral, free from all Encumbrances except Permitted Encumbrances. Debtor has the right and power to grant a security interest in the Collateral to Secured Party, free from any restriction or condition; provided, that Secured Party acknowledges that its security interest in the Collateral is junior and subordinate to the security interest in the Collateral previously granted by Debtor to BFI Business Finance and to VenCore Solutions, LLC and that Secured Party's rights under this

Agreement are subject to the terms and conditions of those certain subordination agreements of dated on or about the date hereof among Secured Party, Borrower, BFI Business Finance and VenCore Solutions, LLC (the "Subordination Agreements") and those certain intercreditor agreements dated on or about the date hereof between Secured Party, VenCore Solutions, LLC and BFI Business Finance (the "Intercreditor Agreements"). Borrower acknowledges that Secured Party's subordination agreement with VenCore Solutions, LLC shall be limited to $200,000.

e. Name of Debtor. The exact full legal names of Debtor are microHelix, Inc. and Moore Electronics, Inc.

f. Location of Debtor. Debtor is a corporation duly organized and validly existing under the laws of the State of Oregon.

g. Location of Collateral. Schedule 3.g. contains a complete list of the locations where Debtor keeps the tangible Collateral (other than inventory in transit in the ordinary course of Debtor's business).

h. Books and Records. The books of account and records of Debtor:

i. Are complete and accurate in all material respects;

ii. Represent actual, bona fide transactions; and

iii. Have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal accounting controls.

i. Insurance. The insurance policies that provide coverage to Debtor provide adequate insurance coverage for the Collateral for all risks normally insured against by a person carrying on a similar business in a similar location, and for any other risks to which Debtor is normally exposed. Debtor will use commercially reasonable efforts promptly after the date of this Agreement to cause each insurance policy that covers any Collateral to name Secured Party as a loss payee and provide that the policy may not be amended or cancelled without thirty (30) days prior written notice to Secured Party. Upon Secured Party's request, Debtor will deliver a copy of each such policy to Secured Party.

4. Covenants of Debtor. Debtor covenants to Secured Party that Debtor will perform the following obligations and observe the following conditions until the Obligations are fully paid and performed:

a. Ownership. Debtor will keep the Collateral free from all Encumbrances except Permitted Encumbrances. Debtor will not permit any person to restrict or condition Debtor's right and power to transfer and assign the Collateral to Secured Party.

b. Name of Debtor. Debtor will not change Debtor's legal name without at least thirty (30) days prior written notice to Secured Party.

c. Location of Debtor. Debtor will maintain its existence as a corporation and will not change the state of its organization without at least thirty (30) days prior written notice to Secured Party.

d. No Disposition of Collateral. Debtor will not sell, lease, license, distribute, or otherwise dispose of any Collateral, except in connection with:

i. The disposition of inventory in the ordinary course of Debtor's business; and

ii. The replacement of equipment in the ordinary course of Debtor's business.

e. Condition of Collateral. Debtor will keep the tangible Collateral in good repair and operating condition, reasonable wear and tear excepted.

f. Personal Property. Debtor will not attach any Collateral to any real property in a manner that would cause the Collateral to become real property or a fixture.

g. Notification. Debtor will promptly notify Secured Party if any of the following occurs:

i. Any material change in the business of Debtor;

ii. Any material loss or damage with respect to any Collateral, whether or not the loss or damage is covered by insurance;

iii. Any material adverse change in the financial condition of Debtor; or

iv. An Event of Default.

h. Books and Records. Debtor will keep books of account and records that:

i. Are complete and accurate in all material respects;

ii. Represent actual, bona fide transactions; and

iii. Are maintained in accordance with sound business practices, including the maintenance of an adequate system of internal accounting controls.

i. Taxes. Debtor will file on a timely basis all tax returns and reports required to be filed by applicable laws. All of Debtor's filed tax returns will be complete and accurate in all material respects. Debtor will pay -- or make provision for the payment of -- all taxes that become due for all periods.

j. Insurance. Debtor will maintain adequate insurance coverage for the Collateral for all risks normally insured against by a person carrying on a similar business in

a similar location, and for any other risks to which Debtor is normally exposed. Each insurance policy that covers any Collateral will name Secured Party as a loss payee and will provide that it may not be amended or cancelled without thirty (30) days prior written notice to Secured Party. Upon Secured Party's request, Debtor will deliver a copy of each policy to Secured Party.

k. Organizational Documents. Debtor will not amend its Articles of Incorporation or Bylaws in any way that would or would reasonably be expected to adversely affect Secured Party's rights under this Agreement.

l. Dissolution. Debtor will not dissolve and will not wind up or liquidate its business and affairs.

m. Sales and Reorganizations. Debtor will not enter into any transaction involving the sale of substantially all of Debtor's assets or the reorganization, recapitalization, consolidation, conversion, or merger of Debtor.

5. Rights and Obligations Concerning Collateral.

a. Inspection.

i. Upon Secured Party's request, Debtor will:

(1) Permit Secured Party to inspect any Collateral in the possession of Debtor;

(2) Assist Secured Party in inspecting any Collateral in the possession of a person other than Debtor or Secured Party; and

(3) Permit Secured Party to inspect and copy Debtor's books of account and records related to the Collateral.

ii. Upon Debtor's request, Secured Party will permit Debtor to inspect any Collateral in the possession of Secured Party.

b. Verification. Upon ten (10) days notice by Secured Party to Debtor, Secured Party may contact appropriate third parties, including account debtors of Debtor, to verify the completeness and accuracy of any information provided by Debtor to Secured Party regarding the Collateral.

6. Defaults and Remedies.

a. Events of Default. Each of the following events is an Event of Default:

i. Debtor fails to make any payment Obligation within ten (10) days after written notice from Secured Party that it is due;

ii. Debtor fails to perform any non-payment Obligation within thirty (30) days after notice from Secured Party specifying the Event of Default or, if the Event of Default cannot be cured within such thirty (30) day period, Debtor fails to commence and pursue curative action with reasonable diligence;

iii. Any representation or warranty made by Debtor in this Agreement is found to have been untrue or misleading in any material respect as of the date of this Agreement;

iv. An Encumbrance other than a Permitted Encumbrance attaches to any Collateral and is not removed by Debtor within thirty (30) days;

v. Debtor voluntarily dissolves or ceases to exist, or any final and nonappealable order or judgment is entered against Debtor decreeing its dissolution;

vi. Debtor fails to pay or admits in writing an inability to pay Debtor's debts as they become due, or makes a general assignment for the benefit of creditors;

vii. A proceeding with respect to Debtor is commenced under any applicable law for the benefit of creditors, including but not limited to any bankruptcy or insolvency law, or an order for the appointment of a receiver, liquidator, trustee, custodian, or other officer having similar powers over Debtor or the Collateral is entered, and such proceeding or order continues or remains in effect for more than sixty (60) days; or

viii. An event of default occurs under any agreement evidencing, guaranteeing, or securing any Superior Encumbrance, as a result of which the debt underlying such Superior Encumbrance will have become due prior to its stated maturity.

b. Remedies. On and after an Event of Default, Secured Party may exercise the following remedies, which are cumulative and which may be exercised singularly or concurrently, but all of which remain subject to the terms and conditions of the Subordination Agreement, of the Intercreditor Agreement and of Debtor's offset rights under Section 18 of the Note:

i. The right to accelerate the due dates of the Obligations so that the Obligations are immediately due, payable, and performable in their entirety;

ii. The right to pay and perform any of the Obligations;

iii. Any remedy available to Secured Party under any agreement evidencing, guaranteeing, or securing the payment or performance of any of the Obligations;

iv. Any remedy available to Secured Party under the Uniform Commercial Code; and

v. Any other remedy available to Secured Party at law or in equity.

c. Additional Rights and Obligations. After an Event of Default:

i. Upon Secured Party's request, Debtor will assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to both parties;

ii. Upon Secured Party's request, Debtor will otherwise assist Secured Party in exercising any remedy available to Secured Party under this Agreement;

iii. Secured Party may use Debtor's copyrights, patents, trade names, trademarks, trade secrets, and other similar property to prepare, process, and advertise the Collateral for sale, lease, license, or other disposition; and

iv. Secured Party will have no obligation to resort to any Collateral in any particular order or marshal any Collateral in favor of Debtor or any other person.

d. Application of Cash Proceeds. After an Event of Default, Secured Party will apply or pay over for application the cash proceeds of collection, enforcement, or disposition of Collateral in the following order to:

i. The reasonable expenses of collection, enforcement, retaking, holding, preparing for disposition, processing, disposing, and reasonable attorney's fees and legal expenses incurred by Secured Party;

ii. The satisfaction of the Obligations, in such order as Secured Party may determine, to the extent such order is not inconsistent with any agreement evidencing the payment or performance of the Obligations; and

iii. Other persons, including but not limited to Debtor, in accordance with the Uniform Commercial Code.

7. Waivers.

a. Waiver by Debtor. Debtor waives demand, presentment for payment, notice of dishonor or nonpayment, protest, notice of protest, and lack of diligence in collection, and agrees that Secured Party may amend any agreement evidencing, guaranteeing, or securing any of the Obligations or extend or postpone the due dates of the Obligations without affecting Debtor's liability.

b. No Waiver by Secured Party. No waiver will be binding on Secured Party unless it is in writing and signed by Secured Party. Secured Party's waiver of a breach of a provision of this Agreement or any agreement evidencing, guaranteeing, or securing any of the Obligations will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision. Secured Party's failure to exercise any remedy under this Agreement or any agreement evidencing, guaranteeing, or securing any of the Obligations will not be considered a waiver by Secured Party of Secured Party's right to exercise the remedy.

8. General.

a. Time of Essence. Time is of the essence with respect to all dates and time periods in this Agreement.

b. No Assignment. Debtor may not assign or delegate any of Debtor's rights or obligations under this Agreement to any person without the prior written consent of Secured Party, which Secured Party may withhold in Secured Party's sole discretion.

c. Binding Effect. This Agreement will be binding on the parties and their respective heirs, personal representatives, successors, and permitted assigns, and will inure to their benefit.

d. Amendment. This Agreement may be amended only by a written document signed by the party against whom enforcement is sought.

e. Notices. All notices or other communications required or permitted by this Agreement:

i. Must be in writing;

ii. Must be delivered to the parties at the addresses set forth below, or any other address that a party may designate by notice to the other parties; and

iii. Are considered delivered:

(1) Upon actual receipt if delivered personally or by fax, email, or an overnight delivery service; and

(2) At the end of the second (2nd) business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.

If to Secured Party:	Marti D. Lundy 8970 SW Leslie Street Tigard, OR 97223
with a copy to:	Farleigh Witt 121 SW Morrison Street, Suite 600 Portland, OR 97204 Attention: F. Scott Farleigh
If to Debtor:	microHelix, Inc. 16125 SW 72nd Avenue Portland, OR 97224 Attention: Tyram H. Pettit, President

with a copy to: Tonkon Torp LLP
1600 Pioneer Tower
888 SW 5th Avenue
Portland, OR 97204
Attention: Kurt W. Ruttum

f. Severability. If a provision of this Agreement is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Agreement will not be impaired.

g. Further Assurances. The parties will sign other documents and take other actions reasonably necessary to further effect and evidence this Agreement.

h. Attachments. Any exhibits, schedules, and other attachments referenced in this Agreement are part of this Agreement.

i. Remedies. The parties will have all remedies available to them at law or in equity. All available remedies are cumulative and may be exercised singularly or concurrently.

j. Governing Law; Disputes. This Agreement is governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle of any jurisdiction. Any action or proceeding arising out of this Agreement will be resolved in accordance with Section 11.10 of the Merger Agreement (as defined in the Note).

k. Attorney's Fees. If any suit or action is instituted to interpret, enforce, or rescind this Agreement, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party's reasonable attorney's fees and other fees, costs, and expenses of every kind, incurred in connection with the litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the court.

l. Entire Agreement. This Agreement contains the entire understanding of the parties regarding the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement.

m. Signatures. This Agreement may be signed in counterparts. A fax transmission of a signature page will be considered an original signature page. At the request of a party, a party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SECURED PARTY:

Marti D. Lundy

DEBTOR:

MICROHELIX, INC., an Oregon corporation

By:____________________
Tyram H. Pettit, President and CEO

MOORE ELECTRONICS, INC., an Oregon corporation

By:____________________
Tyram H. Pettit, President and CEO

SCHEDULE 1

Superior Encumbrances

All Encumbrances granted to BFI Business Finance under that certain Amended and Restated Loan and Security Agreement dated on or about April 5, 2005, as such agreement may be amended from time to time.

All Encumbrances granted to VenCore Solutions, LLC under that certain sale/leaseback agreement dated on or about April 5, 2005, as such agreement may be amended from time to time.

SCHEDULE 3.g.

<u>Location of Collateral</u>

16125 SW 72nd Avenue
Portland, OR 97224

19500 SW 90th Court
Tualatin, OR 97062

032110\00008\616006 V003

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
F. Scott Farleigh (503) 228-6044

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

F. Scott Farleigh
Farleigh Witt
121 SW Morrison Street, Suite 600
Portland, OR 97204

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Moore Electronics, Inc.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 19500 S.W. 90th Court	CITY: Tualatin	STATE: OR	POSTAL CODE: 97062	COUNTRY: USA
1d. SEE INSTRUCTIONS [redacted] / ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Oregon	1g. ORGANIZATIONAL ID #, if any: 165186-15	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS [redacted] / ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME				
OR 3b. INDIVIDUAL'S LAST NAME: Lundy	FIRST NAME: Marti	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 8970 S.W. Leslie Street	CITY: Tigard	STATE: OR	POSTAL CODE: 97223	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

See Exhibit "A" attached hereto and by this reference incorporated herein.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. See Instruction Debtor(s)

8. OPTIONAL FILER REFERENCE DATA
MOORE/66585

EXHIBIT "A"

..nd all property of Debtor, whether now or hereafter owned, existing, , or a... , and wherever now or hereafter located, including but not limited to:

... all accounts and all goods whose sale, lease, or other disposition by ...ven rise to accounts and have been returned to, or repossessed, or stopped in ...Debtor;

b. all chattel paper, instruments, documents, and general intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits, and rights to indemnification);

c. all inventory;

d. all goods (other than inventory), including without limitation, equipment, vehicles, and fixtures;

e. all investment property;

f. all deposit accounts, bank accounts, deposits, and cash;

g. all letter-of-credit rights; and

h. all additions and accessions to, substitutions for, and replacements, products, and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Debtor's books and records relating to any of the foregoing.

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
F. Scott Farleigh (503) 228-6044

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

F. Scott Farleigh
Farleigh Witt
121 SW Morrison Street, Suite 600
Portland, OR 97204

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Moore Electronics, Inc.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 19500 S.W. 90th Court	CITY: Tualatin	STATE: OR	POSTAL CODE: 97062	COUNTRY: USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Oregon	1g. ORGANIZATIONAL ID #, if any: 165186-15	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME				
OR 3b. INDIVIDUAL'S LAST NAME: Lundy	FIRST NAME: Marti	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 8970 S.W. Leslie Street	CITY: Tigard	STATE: OR	POSTAL CODE: 97223	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

See Exhibit "A" attached hereto and by this reference incorporated herein.

5. ALTERNATIVE DESIGNATION (if applicable) ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s)

8. OPTIONAL FILER REFERENCE DATA
MOORE/66585

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
F. Scott Farleigh (503) 228-6044

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

F. Scott Farleigh
Farleigh Witt
121 SW Morrison Street, Suite 600
Portland, OR 97204

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: microHelix, Inc.					
OR 1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 16125 S.W. 72nd Avenue		CITY: Portland	STATE: OR	POSTAL CODE: 97224	COUNTRY: USA
1d. SEE INSTRUCTIONS [redacted]	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Oregon	1g. ORGANIZATIONAL ID #, if any: 498875-81	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS [redacted]	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME					
OR 3b. INDIVIDUAL'S LAST NAME: Lundy	FIRST NAME: Marti	MIDDLE NAME			SUFFIX
3c. MAILING ADDRESS: 8970 S.W. Leslie Street	CITY: Tigard	STATE: OR	POSTAL CODE: 97223		COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

See Exhibit "A" attached hereto and by this reference incorporated herein.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. See Instruction Debtor(s)

8. OPTIONAL FILER REFERENCE DATA
MOORE/66585

EXHIBIT "A"

Any and all property of Debtor, whether now or hereafter owned, existing, acquired, or arising and wherever now or hereafter located, including but not limited to:

a. all accounts and all goods whose sale, lease, or other disposition by Debtor has given rise to accounts and have been returned to, or repossessed, or stopped in transit by, Debtor;

b. all chattel paper, instruments, documents, and general intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits, and rights to indemnification);

c. all inventory;

d. all goods (other than inventory), including without limitation, equipment, vehicles, and fixtures;

e. all investment property;

f. all deposit accounts, bank accounts, deposits, and cash;

g. all letter-of-credit rights; and

h. all additions and accessions to, substitutions for, and replacements, products, and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Debtor's books and records relating to any of the foregoing.

EXHIBIT C

BFI Subordination/Intercreditor Agreement

[see attached]

SUBORDINATION AGREEMENT

This Subordination Agreement (this "Agreement") is made as of this 8 day of April, 2005, by and among **microHelix, Inc. and Moore Electronics, Inc.** (collectively "Debtor") with offices at **16125 Southwest 72nd Avenue, Portland, Oregon 97224 and 19500 Southwest 90th Court, Tualatin, Oregon 97062, Respectively, Marti Lundy** ("Creditor") with an office at **8970 S.W. Leslie Street, Tigard, Oregon 97223**, and **BFI Business Finance**, a California corporation ("BFI"), with an office at 1655 The Alameda, San Jose, California 95126.

RECITALS

A. Pursuant to that certain Promissory Note in the principal amount of **One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00)**, Creditor is owed monies (the "Note"), which has a current balance (including without limitation all unpaid principal, interest and fees) of **$1,250,000.00**, which constitutes the only amounts owing by Debtor to Creditor under the Note.

B. Creditor has also entered into an Employment Agreement with Debtor (the" Employment Agreement") and will be issued 250,000 shares of Convertible Series B Preferred Stock (the "Stock").

C. The combined obligations of Creditor under the Note, the Employment Agreement and the Stock are sometimes hereinafter collectively referred to as the "Creditor Indebtedness".

D. Debtor has requested BFI Business Finance to loan money to Debtor pursuant to the terms of the Loan and Security Agreement between them executed or to be executed in connection herewith.

E. BFI Business Finance is willing to advance money to Debtor pursuant to the Loan and Security Agreement only if Creditor agrees to subordinate the Note owed by Debtor described above.

AGREEMENT

1. The Parties hereby incorporate herein the recitals set forth above.

2. To induce BFI to enter into the Loan and Security Agreement and to extend credit pursuant thereto, Creditor hereby subordinates the Note and all present and future indebtedness of Debtor to Creditor other than the indebtedness of Debtor to Creditor under the Employment Agreement and the Stock in favor of any and all indebtedness now owed or hereafter owing by Debtor to BFI. Creditor further agrees that except as set forth in Section 3, it will not demand, accept or receive from Debtor any payments owing on the Note until all indebtedness of Debtor to BFI has been paid in full; if any such payments are remitted to Creditor by Debtor, Creditor will receive them in trust for BFI and will forward to BFI the same forthwith.

3. Notwithstanding any other provision of this Agreement and only so long as there is no event of default with respect to any indebtedness owed by Debtor to BFI, Creditor reserves the right to collect and accept regularly scheduled payments on the Note , but promises that except as set forth in the last sentence of this Agreement, it will not accelerate the obligations owing thereunder until BFI has been paid in full, and Creditor shall not accept any prepayments of the Note. Creditor may, however, accept prepayment and accelerate the Note in the event of (a) a change of control of over 50.1 percent of the ownership of Debtor; or (b) if Debtor raises equity in an amount sufficient to repay Creditor with the consent of Lender, which consent shall not be unreasonably denied.

4. Debtor agrees that, except as set forth in paragraph 3 above, it will not pay to Creditor any sum on account of the Note, or execute or deliver any negotiable instruments as evidence of said indebtedness or any part thereof other than as disclosed by Creditor to Lender.

Initial Here

IN WITNESS WHEREOF, the parties hereto have executed this Subordination Agreement as of the date first set forth above.

BFI Business Finance ("BFI")

By: ______________________
David Drogos
Its: President

Marti Lundy ("Creditor")

By: ______________________
Marti Lundy, Individually

microHelix, Inc. ("Debtor")

By: ______________________
Tyram H. Pettit
Its: President, CEO and CFO

Moore Electronics, Inc. ("Debtor")

By: ______________________
Tyram H. Pettit
Its: President & C. E. O.

INTERCREDITOR AGREEMENT

This Intercreditor Agreement (this, "Agreement") is made and entered into this 8 day of **April, 2005**, by and between **Marti D. Lundy ("Lender")** and **BFI BUSINESS FINANCE ("BFI")** at San Jose, California.

RECITALS

A. Lender and BFI have extended or will extend credit to **microHelix, Inc. and Moore Electronics, Inc. ("Debtor")**.

B. As security for the payment and performance of Debtor's obligations and indebtedness to Lender and BFI, Debtor has granted or will grant to each of Lender and BFI security interests in certain assets of Debtor.

C. Lender and BFI desire to confirm their agreement regarding their respective interests in the assets of Debtor.

AGREEMENT

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. BFI and Lender have been or will be granted a security interest in all or some of the following personal property (as defined in the California Uniform Commercial Code), whether now owned by Debtor or hereafter acquired by or arising in favor of Debtor: (a.) accounts; (b.) inventory; (c.) equipment; (d.) fixtures; (e.) general intangibles; (f.) monies, securities and other property now or hereafter held or received by, or in transit to Lender or BFI, from or for Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Debtor's deposits and credit balances in Lender's or BFI's possession; (g.) books, records and other property at any time evidencing or relating to any of the foregoing property; and (h.) proceeds of any of the foregoing property including, without limitation, the proceeds of any insurance policies covering any of the foregoing property (the "**Collateral**").

2. Lender hereby subordinates in favor of BFI all right, title and interest that Lender may now have or hereafter acquire in the Collateral and in the proceeds thereof. Lender agrees that until all obligations and indebtedness now or hereafter owing by Debtor to BFI are paid to BFI in full, Lender will not, without BFI's prior written consent, assert or seek to enforce or apply, by legal proceedings or otherwise, any security interest or other rights that Lender may now have or hereafter acquire with respect to the Collateral or the proceeds thereof or attempt to collect any proceeds or any payments due on the Collateral or in any manner interfere with BFI's security interest in the Collateral.

3. Lender and BFI will, upon request of the other party, execute and deliver such further documents as are reasonably necessary to evidence the subordination contained in this Agreement. Additionally, Lender hereby expressly authorizes BFI to prepare and record on Lender's behalf, any Uniform Commercial Code financing statements deemed necessary to evidence the terms and conditions contained herein.

4. The relative priorities of Lender and BFI set forth in this Agreement shall apply regardless of the time, order, or manner of attachment, filing or perfection of their respective security interests. Except as herein otherwise specifically provided, the priority of the respective security interests of BFI and Lender shall be determined in accordance with the California Uniform Commercial Code.

5. This Agreement shall inure solely to the benefit of and be binding upon Lender and BFI and their respective successors and assigns. No other party, including Debtor, is intended to be a third party beneficiary of this Agreement.

6. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

7. Lender and BFI each represents and warrants to the other that it has not assigned its security interest or any other interest it has in the Collateral or the proceeds thereof. Any assignment of any such interest entered into after the date of this Agreement shall be expressly made subject to the terms of this Agreement, and the assignor of any such interest shall deliver to the other party written notice of such an assignment at least fifteen (15) business days prior to any such assignment.

8. The provisions of this Agreement may not be modified or terminated without the written consent of all parties to this Agreement.

9. This Agreement may be executed in counterparts which, when read together, shall constitute a single document.

10. This is an integrated Agreement and supersedes all prior agreements or negotiations regarding the subject matter hereof. This Agreement may only be amended in writing, signed by Lender and BFI.

In witness whereof, the parties hereto have executed this Intercreditor Agreement as of the day and year first above written.

("Lender")

Marti D. Lundy

By: Marti D. Lundy
Marti D. Lundy, Individually

Address: 19500 SW 90th Ct
Tualatin, OR 97062
Phone: (503) 692-5333
Fax: (503) 692-0873
Email: m.lundy at moorequality.com

("BFI")

BFI Business Finance

By: ____________________
David Drogos
Its: President

EXHIBIT D

VenCore Solutions Subordination Agreement

[see attached]

VENCORE SOLUTIONS LLC

Financial Services and Emerging Growth Companies Coming Together

VENCORE SOLUTIONS LLC, a Delaware Limited Liability Company
4500 SW Kruse Way, Suite 350 + Lake Oswego, OR 97035
(503) 699-4997 + Fax: (503) 675-3135

LOAN AND SECURITY AGREEMENT NUMBER 0000

SUBORDINATION AGREEMENT

This Subordination Agreement is entered into this 22 day of June, 20 06, between VENCORE SOLUTIONS LLC, a Delaware Limited Liability Company and its assigns ("Lender"), MICROHELIX, INC., an Oregon Corporation ("Debtor") and Marti Lundy, Individual ("Creditor").

WHEREAS, Lender and Debtor intend to enter into one or more Promissory Notes to the Loan and Security Agreement (collectively, the "Note(s)") under which Lender will lend monies to Debtor; and

WHEREAS, one of the conditions of Lender's approval and acceptance of the Note(s) is that Debtor grant to Lender a security interest in all or substantially all assets of the Debtor (the assets, including all proceeds, accessions, replacements and substitutions shall be referred to as the "Property"); and

WHEREAS, Creditor has a perfected security interest in some or all of the Equipment and/or Property; and

WHEREAS, Lender would not enter into the Note(s) but for Creditor's agreement to subordinate Creditor's security interest in the Equipment and/or Property to Lender's security interest in such Equipment and/or Property.

NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Creditor agrees, regardless of the dates of attachment or perfection of the Creditor's and Lender's security interests, to subordinate its security interest or lien in the Equipment and Property to the security interest of Lender in the Property and interest of Lender in the Equipment under the Note(s).

2. Creditor agrees that it shall not exercise its remedies with respect to the Equipment or Property or take possession of, sell, transfer or dispose of the Equipment or Property. Creditor represents and warrants that any assignee or transferee of its security interest or lien in the Equipment shall be given written notice of this Subordination Agreement, prior to Creditor's assignment or transfer of its security interest or lien in the Equipment, and the parties agree that this Subordination Agreement is binding on the parties' successors and assigns.

3. Except with respect to any notice of public or private sale that may be required under Article 9 of the Uniform Commercial Code, Creditor waives notice of Lender's exercise of any rights or remedies with respect to the Equipment or Property. Lender shall not have any duty to preserve, protect, care for, insure, take possession of, dispose or otherwise realize upon the Equipment or Property.

4. This Subordination Agreement shall remain in full force and effect so long as Debtor has any remaining obligations to Lender under the Note(s)or any other obligation secured by the Equipment or Property. If after full payment of the Note(s) and any other obligations secured by the Equipment or Property, Lender must disgorge any of such payments, this Subordination Agreement shall be reinstated as to all such disgorged payments as though the payments had not been paid.

5. This Subordination Agreement shall be governed by the laws of the state of Oregon. This Subordination Agreement represents the entire agreement of the parties regarding the subject matter of this Agreement. This Subordination Agreement may be amended only by a written agreement signed by Lender and Creditor.

6. This Subordination Agreement may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and

ML (initial)
TW

the same instrument.

IN WITNESS WHEREOF, this Subordination Agreement has been executed effective as of the date first written above.

LENDER:

VENCORE SOLUTIONS LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By: James Paul Johnson

Title: SVP

Date: 6/22/06

CREDITOR:

MARTI LUNDY

By: Marti Lundy

Title INDIVIDUAL

Date: 6/22/06

DEBTOR:

MICROHELIX, INC.

By: ______

SIGNOR NAME

Title: TY PETTIT - PRESIDENT & CEO

Date: 6/22/06

ML TMP (initial)